UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 4, 2004

Date of Report

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In response to questions we have received from analysts, we are providing the following information related to our backlog as of the end of our fiscal quarterly periods as indicated below:

	Wholly-Owned Entities		Unconsolidated Entities			Total Backlog
	Homes	Dollars	Homes	Dollars		Homes	Dollars
February 29, 2000 May 31, 2000 August 31, 2000 November 30, 2000	3,238 9,493 9,215 7,851	$772,936,977 2,261,165,444 2,241,028,766 1,975,598,794	— 313 272 512	$	— 54,988,487 47,750,296 96,843,341	3,238 9,806 9,487 8,363	$772,936,977 2,316,153,931 2,288,779,062 2,072,442,135

February 28, 2001 May 31, 2001 August 31, 2001 November 30, 2001	9,399 10,925 10,835 8,084	2,344,470,840 2,662,504,223 2,636,191,645 1,923,201,442	534 620 284 255		91,998,386 107,120,111 65,190,377 58,430,331	9,933 11,545 11,119 8,339	2,436,469,226 2,769,624,334 2,701,382,022 1,981,631,773

February 28, 2002 May 31, 2002 August 31, 2002 November 30, 2002	9,812 11,718 14,368 11,667	2,392,096,512 2,960,288,520 3,771,140,681 3,067,804,937	253 393 460 441		57,972,988 105,084,677 139,541,721 132,401,428	10,065 12,111 14,828 12,108	2,450,069,500 3,065,373,197 3,910,682,402 3,200,206,365

February 28, 2003 May 31, 2003 August 31, 2003 November 30, 2003	12,596 14,619 15,665 12,679	3,324,350,492 3,902,279,745 4,211,396,051 3,519,445,240	442 986 1,051 1,226		143,651,688 316,354,669 347,989,000 367,854,709	13,038 15,605 16,716 13,905	3,468,002,180 4,218,634,414 4,559,385,051 3,887,299,949

February 29, 2004 May 31, 2004 August 31, 2004	14,543 18,097 17,866	4,114,980,953 5,324,273,173 5,438,736,899	1,255 1,320 1,728		401,816,529 536,308,674 703,856,353	15,798 19,417 19,594	4,516,797,482 5,860,581,847 6,142,593,252

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004

Lennar Corporation (Registrant)

By:	/s/ Bruce E. Gross

Name: Title:	Bruce E. Gross Vice President and Chief Financial Officer